United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DISCOVER CARD MASTER TRUST I

(Exact name of registrant as specified in its charter)

Delaware	0-23108	Not required

(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720

(Address of principal executive offices)		(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12(b) OF THE ACT:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12(g) OF THE ACT:

Series 2003-4 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates
Series 2003-4 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates
Series 2003-4 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates
Series 2003-4 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 incorporates by reference “The Certificates” on pages 18 to 33 of the Prospectus dated December 19, 2003 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-110560) and “The Certificates” on pages [S-36 to S-52] of the Prospectus Supplement dated December 19, 2003 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-110560).

Item 2. Exhibits

Exhibit 4.1(a)	Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993)

Exhibit 4.1(b)	First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I’s Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108)

Exhibit 4.1(c)	Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I’s Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108)

Exhibit 4.1(d)	Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer,

Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I’s Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108)

Exhibit 4.1(e)	Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Current Report on Form 8-K dated November 30, 1998, File No. 0-23108)

Exhibit 4.1(f)	Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Current Report on Form 8-K dated March 30, 2001, File No. 0-23108)

Exhibit 4.2	Series Supplement, dated as of December 30, 2003, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2003-4, including a form of Class A, Subseries 1 Certificate, a form of Class B, Subseries 1 Certificate, a form of Class A , Subseries 2 Certificate, and a form of Class B, Subseries 2 Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Current Report on Form 8-K, dated December 30, 2003)

Exhibit 99.1	Prospectus Supplement dated December 19, 2003 and Prospectus dated December 19, 2003 with respect to the Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, the Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, the Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates

and the Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2003-4.

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Discover Card Master Trust I (Registrant)

	By:	Discover Bank (Originator of the Trust)

Dated: December 30, 2003		By:	/s/ Michael F. Rickert

Michael F. Rickert Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.		Page

4.1(a)	Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993)	—

4.1(b)	First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I’s Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108)	—

4.1(c)	Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I’s Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108)	—

4.1(d)	Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I’s Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108)	—

4.1(e)	Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Current Report on Form 8-K dated November 30, 1998, File No. 0-23108)	—

4.1(f)	Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Current Report on Form 8-K dated March 30, 2001, File No. 0-23108)	—

4.2	Series Supplement, dated as of December 30, 2003, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2003-4, including a form of Class A, Subseries 1 Certificate, a form of Class B, Subseries 1 Certificate, a form of Class A , Subseries 2 Certificate, and a form of Class B, Subseries 2 Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I’s Current Report on Form 8-K, dated December 30, 2003)

99.1	Prospectus Supplement dated December 19, 2003 and Prospectus dated December 19, 2003 with respect to the Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, the Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, the Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates and the Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2003-4.